Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 2, dated as of March 11, 2009, to the Credit Agreement referred to below, among DISCOVER FINANCIAL SERVICES, a Delaware corporation, DISCOVER BANK, a Delaware banking corporation, the SUBSIDIARY BORROWERS party from time to time thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of June 6, 2007 (as amended by Amendment No. 1 dated as of February 29, 2008 and as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by or on behalf of said Lenders to the Borrowers in an aggregate principal amount not to exceed $2,500,000,000. The Borrowers, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

Section 2. Amendments. Effective as of the date hereof as provided in Section 4 of this Amendment No. 2, the Credit Agreement is hereby amended as follows:

2.01. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions:

“Department of Education Loan Participation Program” means a program pursuant to which the United States Department of Education purchases participation interests in eligible student loans that have been transferred to a custodian by a Company or Subsidiary.

2.03. Liens.

(a) Section 6.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof.

(b) Section 6.02 of the Credit Agreement is hereby amended by deleting the existing clause (j) and adding a new clause (j) to read in its entirety as follows:

“(j) Liens in favor of a custodian for the benefit of the United States Department of Education to secure advances (or future advances) made (or to be made) to, or participation interests purchased from, such Company or Subsidiary in connection with a Department of Education Loan Participation Program; and”

(c) Section 6.02 of the Credit Agreement is hereby amended by adding a new clause (k) to read in its entirety as follows:

“(k) other Liens securing obligations in an aggregate amount not to exceed $100,000,000 at any time outstanding.”

2.04. Mergers, Consolidations, Sales of Assets, Etc. Section 6.03(a) of the Credit Agreement is hereby amended by replacing the words “(other than dispositions of assets pursuant to a Permitted Securitization)” therein with the words “(other than dispositions of assets pursuant to a Permitted Securitization or in connection with participation in a Department of Education Loan Participation Program)”.

2.05. Restrictive Agreements. Section 6.07 of the Credit Agreement is hereby amended by replacing the words “without reference to Section 6.02(g)” therein with the words “without reference to Section 6.02(k)”.

Section 3. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties of such Borrower set forth in Article III of the Credit Agreement are, on the date hereof, true and complete as if made on the date hereof (and after giving effect to this Amendment No. 2) and as if each reference in said Article III to “this Agreement” includes reference to this Amendment No. 2 and (ii) both immediately before and after giving effect to the amendments under Section 2 hereof, no Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Amendment No. 2 shall become effective, as of the date hereof, upon the satisfaction of each of the following conditions precedent:

(i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 2 duly executed and delivered by each of the Borrowers and the Required Lenders; and

(ii) payment by the Companies to the Administrative Agent of all fees and other amounts due and payable on or prior to the date this Amendment No. 2 becomes effective, including amounts, to the extent invoiced, for the reimbursement or payment of all out-of-pocket expenses required to be reimbursed by the Companies.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

DISCOVER FINANCIAL SERVICES

By:	/s/ Stephen R. Etherington
Name: Title:	Stephen R. Etherington Senior Vice President and Treasurer
U.S. Federal Tax Identification No.: 36-2517428

DISCOVER BANK

By:	/s/ Michael F. Rickert
Name: Title:	Michael F. Rickert Vice President, Chief Financial Officer and Treasurer
U.S. Federal Tax Identification No.: 51-0020270

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/s/ Henry E. Steuart
Name: Title:	Henry E. Steuart Executive Director

LENDERS BARCLAYS BANK PLC

By:	/s/ David Barton
Name: Title:	David Barton Director

LENDERS THE BANK OF TOKYO-MITSUBISHI UJF, LTD., NEW YORK BRANCH

By:	/s/ Chimie T. Pemba
Name: Title:	Chimie T. Pemba Authorized Signatory

LENDERS CREDIT SUISSE, CAYMEN ISLANDS BRANCH

By:	/s/ Jay Chall
Name: Title:	Jay Chall Director

By:	/s/ Karl Studer
Name: Title:	Karl Studer Director

LENDERS GREENWICH CAPITAL MARKETS, INC., AS AGENT FOR THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Fergus Smail
Name: Title:	Fergus Smail Senior Vice President

LENDERS THE BANK OF NEW YORK MELLON

By:	/s/ Jean Earley
Name: Title:	Jean Earley Vice President

LENDERS U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffrey S. Johnson
Name: Title:	Jeffrey S. Johnson Vice President

LENDERS WILLIAM STREET CREDIT CORPORATION

By:	/s/ Mark Walton
Name: Title:	Mark Walton Assistant Vice President

LENDERS BANK OF AMERICA

By:	/s/ Stefanie Brown
Name: Title:	Stefanie Brown Vice President

LENDERS WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elizabeth S. Collins
Name: Title:	Elizabeth S. Collins Senior Vice President

LENDERS MERRILL LYNCH BANK USA

By:	/s/ Louis Alder
Name: Title:	Louis Alder First Vice President

LENDERS SOCIÉTÉ GÉNÉRALE

By:	/s/ Shelley Yu
Name: Title:	Shelley Yu Director

LENDERS WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Grainne M. Pergolini
Name: Title:	Grainne M. Pergolini Director

LENDERS HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jimmy Tse
Name: Title:	Jimmy Tse Vice President

LENDERS FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

By:	/s/ Wen-Han Wu
Name: Title:	Wen-Han Wu Deputy General Manager